UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2004

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-25051	74-2231986
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4295 San Felipe
Houston, Texas		77027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 693-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 16, 2005, Prosperity Bancshares, Inc., a Texas corporation (“Prosperity”), the parent company of Prosperity Bank, El Campo, Texas, and SNB Bancshares, Inc., a Texas corporation (“SNB”), the parent company of Southern National Bank of Texas, entered into an Agreement and Plan of Reorganization (the “Agreement”) pursuant to which SNB will merge with and into Prosperity.

Under the terms of the Agreement, SNB shareholders will receive 0.3577 shares of Prosperity common stock, plus $7.50 in cash for each share of SNB common stock and Class B stock stock held. The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval of the shareholders of SNB. The merger is currently expected to be completed in the second quarter of 2006.

The joint news release announcing the transaction is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On November 16, 2005, Prosperity posted on its website a slide presentation to investors related to its proposed business combination with SNB. The slide presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The foregoing description is qualified by reference to such exhibit. Prosperity is not undertaking to update this presentation.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Reorganization by and between Prosperity Bancshares, Inc. and SNB Bancshares, Inc. dated as of November 16, 2005

99.1	Joint News Release issued by Prosperity and SNB dated November 16, 2005

99.2	Investor Slide Presentation

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC.
(Registrant)

Dated: November 17, 2005	By:	/s/ James D. Rollins III
James D. Rollins III
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Reorganization by and between Prosperity Bancshares, Inc. and SNB Bancshares, Inc. dated as of November 16, 2005

99.1	Joint News Release issued by Prosperity and SNB dated November 16, 2005

99.2	Investor Slide Presentation